                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

         NOTE: THREE COMPLETED AND EXECUTED COPIES OF THIS SUBSCRIPTION AGREEMENT MUST BE RETURNED, AND THE ENTIRE PURCHASE PRICE FOR THE PREFERRED STOCK SUBSCRIBED FOR MUST BE PAID AS SET FORTH HEREIN,
                         TO SUBSCRIBE FOR THIS OFFERING.

      Name of Investor:  Newlight Associates, L.P.

            Number of Shares of Series A 8% Redeemable Convertible Preferred Stock, $1.00 par value, at $3.0625 per Share:
            99,755

            Aggregate Purchase Price:  $305,499.68


                          FOR RESIDENTS OF PENNSYLVANIA

            THE SECURITIES ARE BEING SOLD AS PART OF A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE PENNSYLVANIA SECURITIES ACT OF 1972, AS AMENDED, PURSUANT TO SECTION 203(d) THEREOF.

            SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 ALSO PROVIDES THAT EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d) DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER WILL HAVE THE RIGHT TO WITHDRAW SUCH ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, THE UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF SUCH PERSON'S WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER SUCH PERSON MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

            TIMELY NOTICE OF AN INTENTION TO WITHDRAW WILL BE DEEMED TO HAVE BEEN GIVEN BY A PROSPECTIVE PURCHASER WITHIN THE TWO BUSINESS DAY PERIOD, IF, DURING SUCH TWO-DAY PERIOD, SUCH NOTICE IN WRITING: (1) IS ACTUALLY RECEIVED BY THE ISSUER OR ITS AFFILIATE; (2) IS DELIVERED TO A TELEGRAPH OR OTHER MESSAGE SERVICE FOR TRANSMITTAL; (3) IS DEPOSITED IN THE UNITED STATES MAILS, AND IN THE CASE OF (2) ABOVE, ALL TELEGRAPH, POSTAGE OR OTHER TRANSMITTAL FEES ARE PAID BY THE SENDER AND NOTICE IS ADDRESSED TO THE PRESIDENT OF ACRODYNE COMMUNICATIONS, INC. (THE "COMPANY").

            PERSONS TO WHOM OFFERS OR SALES ARE MADE IN PENNSYLVANIA ARE FURTHER ADVISED THAT A PENNSYLVANIA PURCHASER

CANNOT SELL THE SECURITIES FOR A PERIOD OF TWELVE (12) MONTHS FROM THE DATE OF PURCHASE EXCEPT AS PERMITTED BY THE PENNSYLVANIA SECURITIES ACT OF 1972.

            INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY, THE COMPANY IS AWARE THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             ----------------------

            SUBSCRIPTION AGREEMENT, dated as of September 3, 1998, by and among Acrodyne Communications, Inc., a Delaware corporation (the "Company"), and certain investors executing counterparts of this Agreement (collectively, the "Investors," or each individually, an "Investor").

                              W I T N E S S E T H:

            WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, an aggregate of 326,530 shares of the Company's Series A 8% Redeemable Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a purchase price of $3.0625 per share, having the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"); and

            WHEREAS, the Company is described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998 (collectively the "Reports") on file with the Securities and Exchange Commission (the "Commission");

            NOW, THEREFORE, the parties hereto agree as follows:

            1. SUBSCRIPTION AND PAYMENT. Subject to the terms and conditions herein set forth, the undersigned (the "Investor") hereby subscribes for the number of shares of Preferred Stock set forth above. The Investor agrees to deliver to the Company at the Closing (as defined below) the aggregate purchase price set forth above, payable in immediately available funds, for the shares of Preferred Stock subscribed for hereby.

            2. CLOSING. The closing (the "Closing") of the purchase and sale of the Preferred Stock (the "Offering") will occur at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10016 on September 4, 1998 or the earliest date thereafter on which the closing conditions specified in Sections 7 and 8 of this Agreement have been satisfied or waived (any such date, the "Closing Date"); provided, however, that if the Closing has not occurred by September 8, 1998, then this Agreement will terminate and the Closing will not take place. At the Closing, the Company will deliver to the Investor one executed copy of this Agreement with a stock certificate representing the Investor's ownership of the Preferred Stock subscribed for hereby. Similar Subscription Agreements (all such agreements and this Subscription Agreement being collectively referred to as the "Subscription Agreements") will be executed by each of the Investors.

            3. TERMINATION OF OFFERING. The Investor understands and agrees that it will not be entitled to exercise the rights of a shareholder of the Company until an appropriate certificate representing the Preferred Stock for which the Investor has subscribed has been issued to the Investor on the day of the Closing. If (a) the Company has reasonably determined that an event has occurred or a condition exists which could materially and adversely affect the business or proposed business of the Company and that such possibility warrants termination of the Offering, (b) the conditions to the Closing of the Offering are not satisfied or (c) the Company elects to terminate the Offering, then the Offering will be terminated, the Company will not issue the Preferred Stock and the Company will not be entitled to payment of the purchase price for the Preferred Stock.

            4. REPRESENTATIONS AND WARRANTIES BY INVESTOR. The Investor hereby represents and warrants to the Company that:

                  (a) It is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act").

                  (b) It has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

                  (c) It has received and read the Reports and has evaluated the risks of investing in the Company.

                  (d) It has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain additional information necessary to verify the accuracy of the information contained in the Reports or such other information as it desired in order to evaluate its investment.

                  (e) In making its decision to purchase the Preferred Stock herein subscribed for, it has relied solely upon the Reports, the representations, warranties, agreements, undertakings and acknowledgments of the Company in this Agreement, and independent investigations made by the Company.

                  (f) It understands that an investment in the Company involves certain risks and it has taken full cognizance of and understands such risks, including those set forth in the Reports.

                  (g) It understands that neither the Preferred Stock nor the shares of Common Stock of the Company, par value $.01 per share, into which the Preferred Stock is convertible (the "Common Stock") has been registered under the Act, and agrees that neither the Preferred Stock nor the Common Stock may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and subject to the terms of this Subscription Agreement.

                  (h) It understands that no federal or state agency has made any finding or determination as to the fairness for investment in, or any recommendation or endorsement of, the Preferred Stock.

                  (i) The Preferred Stock herein subscribed for is being acquired by it in good faith solely for its own account, for investment purposes and not with a view to subdivision, distribution or resale, and the Investor will not sell or otherwise dispose of any shares of the Preferred Stock or Common Stock, as the case may be, unless:

                        (i) it has advised the Company in writing that it
                  intends to dispose of such shares of Preferred Stock or Common Stock, as the case may be, in a manner to be described in such advice, and counsel reasonably acceptable to the Company has delivered to the Company an opinion that registration is not required under the Act or under any applicable securities laws of any jurisdiction; or

                        (ii) a registration statement on an appropriate form
                  under the Act, or a post-effective amendment to such registration statement, covering the proposed sale or other disposition of such shares of Preferred Stock or Common Stock, as the case may be, is in effect under the Act and such shares of Preferred Stock or Common Stock or the proposed sale or other disposition thereof have been registered or qualified under applicable securities laws of any jurisdiction.


                  (j) The Investor undertakes to notify the Company as soon as practicable of any material change in any representation, warranty or other information relating to the Investor set forth herein which occurs prior to the Closing in order to insure compliance of the Investor with the terms of this Agreement.

                  (k) The Investor acknowledges and agrees that the certificates representing the Preferred Stock and the Common Stock will bear the following legend (unless not required under the Act):

                        "The securities represented by this certificate have not
                  been registered under the Securities Act of 1933 and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with that certain Subscription Agreement dated as of September 3, 1998 among the Company and various stockholders of the Company."

                  (l) The Investor also acknowledges that the Company may place a stop transfer order against transfer of the Preferred Stock and the Common Stock, if necessary in the Company's reasonable judgment in order to assure compliance by the Investor with the terms of this Agreement.

                  (m) Each Investor located in the Commonwealth of Pennsylvania further acknowledges and agrees that such Investor cannot sell the Preferred Stock for a period of twelve (12) months from the date of purchase thereof except as permitted by the Pennsylvania Securities Act of 1972.

            (n) If the Investor is a partnership, corporation, trust or other entity, the Investor represents and warrants that (i) the individual executing this Agreement has appropriate authority to act on behalf of the Investor and
(ii) the Investor was not specifically formed to acquire the Preferred Stock subscribed for hereby. If the Investor is a partnership, the Investor further represents that the funds to make this investment were not derived from additional capital contributions of the partners of such partnership made solely for the purpose of enabling such partnership to purchase the Preferred Stock and that such partnership was not formed solely for the purpose of enabling such partnership to purchase the Preferred Stock.

            (o) The foregoing representations, warranties, agreements, undertakings and acknowledgments are made by the Investor with the intent that they be relied upon in determining its suitability as a purchaser of Preferred Stock.

            5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

            (a) The Company has duly filed with the Commission all reports required by the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has furnished to the Investor true and correct copies of the Reports. The Reports do not, as of the date on which they were signed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The financial statements (including the related notes) of the Company included in the Reports present fairly the financial position of the Company as of the dates indicated and its results of operations for the periods specified therein. All such financial statements have been prepared in accordance with generally accepted accounting principles on a basis consistently applied.

            (c) Except as disclosed in the Reports, the Company does not have any subsidiaries. The Company has been duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Reports, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Reports.

            (d) The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $ 1.00 per share, of which 6,500 shares are issued and outstanding, and (ii) 10,000,000 shares of Common Stock, par value $.01 per share. At the date hereof there are 5,322,270 shares of Common Stock issued and outstanding. In addition, at the date hereof there are outstanding options and warrants exercisable for a total of 2,165,120 shares of Common Stock. The Company has all requisite power and authority to issue, sell and deliver the Preferred Stock in accordance with and upon the terms and conditions set forth in this Agreement and the Common Stock issuable upon conversion of the Preferred Stock; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Preferred Stock and Common Stock has been validly and sufficiently taken. The outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with its terms will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

            (e) Except as set forth in this Agreement, or as described in the Reports, subsequent to the respective dates as of which information is given in the Reports, the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, and there has not been any material change on a consolidated basis in the capital stock, or any material increase in the short-term debt or long-term debt, or any material adverse change in the condition (financial or other), business, key personnel, properties or results of operations of the Company.

            (f) The Company is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance of any material obligation contained in any material agreement, indenture or other instrument. The performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Company, or any material agreement, indenture or other instrument to which the Company is a party or by which it is bound, or any law, rule, administrative regulation or decree of any court or governmental authority having jurisdiction over the Company or its properties, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company. Except as required by the Act and applicable state securities or blue sky laws, no consent, approval, authorization or order of any court or governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement. The rights granted to the Investors hereunder do not in any way conflict with and are not inconsistent with any rights granted to the holders of the Company's securities or debt instruments.

            (g) The Common Stock issuable upon conversion of the Preferred Stock, upon such issuance, will conform to the description thereof contained in the Reports. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party. Neither the Offering nor the sale of the Preferred Stock as contemplated in this Agreement gives rise to any rights, other than those which have been waived, for or relating to the registration of any shares of Common Stock (other than as provided in Section 9 of this Agreement).

            (h) The Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the

Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

            (i) Except as otherwise stated in the Reports, the Company (A) has good and marketable title (in fee simple, in the case of real property), free and clear of all liens and encumbrances, to all of the material real and personal property described in the Reports as being owned by it, except for any liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of the Company and (B) has valid leases to the material real property described in the Reports as under lease to it with such exceptions as do not materially interfere with the conduct of the business of the Company.

            (j) Except as set forth in the Reports, there are no actions, suits or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, which seek to restrain or prohibit the consummation of the transactions contemplated hereby or which might reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and, to the best of the Company's knowledge, no such action, suit or proceeding has been threatened.

            (k) The Company is not in violation of any law, ordinance, governmental rule or regulation or court degree to which it may be subject and the Company has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Company.

            (l) Neither the Company nor any of its officers, employees or other persons directly or indirectly affiliated with it has, either directly or through an agent, sold or offered for sale or solicited offers to subscribe for or buy, or approached potential investors for or otherwise negotiated in respect of, the Preferred Stock, other than with the Investors, and neither the Company nor any of its employees or other persons directly or indirectly affiliated with it has, either directly or through an agent, participated in the organization or management of any entity or has engaged or proposes during any time after the Closing to engage in any other activity, in a manner or under circumstances that would jeopardize the status of the Offering as an exempted transaction under the Act or under the laws of any state in which it is represented by the Company that the Offering may be made.

            (m) No person is entitled to receive any commission, fee or compensation from the Company for services rendered as placement agent or otherwise in connection with the offer or sale of the Preferred Stock pursuant to the Offering, except for S-A Partners which is entitled only to receive from the Company the warrants described in Section 6(d).

            6. COVENANTS OF THE COMPANY. The Company covenants with the Investor that:

            (a) The Company will apply the net proceeds from the sale of the Preferred Stock for general corporate purposes.

            (b) At Closing, the Company will issue to the Investor a warrant for the purchase of up to 152,750 shares of Common Stock, exercisable for seven (7) years after the Closing Date, at an exercise price of $3.00 per share of Common Stock, in the form of the Warrant Agreement attached hereto as Exhibit B (such warrants, the "Investor Warrants").

            (c) On each anniversary of the Closing Date, the Company will issue to the Investor a warrant for the purchase of up to 45,825 shares of Common Stock, exercisable for seven (7) years from the respective date of issuance of such warrants, at an exercise price of $3.00 per share of Common Stock, in the form of the Warrant Agreement attached hereto as Exhibit B (such warrants, the "Additional Investor Warrants"); provided, however, that the Additional Investor Warrants will be issued on any anniversary date of the Closing Date only to the extent that the Preferred Stock held by the Investor is outstanding on such date and has not been redeemed or converted and further provided that in the event of such redemption or conversion, then the number of Additional Investor Warrants issuable to the Investor shall be reduced pro tanto.

            (d) At Closing, in consideration for being introduced to the Investors, the Company will issue to S-A Partners a warrant for the purchase of up to 25,000 shares of Common Stock, exercisable for seven (7) years after the Closing Date at a warrant exercise price of $3.00 per share of Common Stock, in the form of the Warrant Agreement attached hereto as Exhibit B (such warrants, the "Finder Warrants" and, collectively with the Investor Warrants and the Additional Investor Warrants, the "Warrants").

            (e) The Company will, so long as the Investor is the holder of Preferred Stock or Common Stock, furnish to the Investor, as soon as practicable after the end of each fiscal year, an annual report with respect to such year (including financial statements audited by independent public accountants) and, as soon as practicable after the end of each quarterly period (other than the last quarterly period) of each fiscal year, a statement (which need not be audited) of the results of operations of the Company for such period, and, to the extent not otherwise furnished, promptly upon the filing thereof, copies of all reports filed by the Company with the Commission pursuant to the Exchange Act.

            (f) So long as the Investor is the holder of Preferred Stock or Common Stock, the Company will permit any person designated by the Investor in writing, at the sole expense of the Investor, to visit and inspect any of the properties and books of account of the Company and to discuss its affairs, finances and accounts with the principal officers of the Company, all at such reasonable times and at such reasonable intervals as the Investor may reasonably request; provided that the Company will not be required to reveal trade secrets or information not reasonably pertinent to an evaluation of the credit of the Company or compliance with this Agreement.

            (g) The Company will at all times keep in reserve the number of shares of its Common Stock issuable from time to time upon the conversion of all the outstanding Preferred Stock.

            (h) So long as the Investor is the holder of Preferred Stock or Common Stock, the Company will use its best efforts to continue its existence, pay all applicable taxes and comply with all applicable laws.

            (i) The Company undertakes to notify each Investor as soon as practicable of any material change in any representation, warranty or other information relating to the Company set forth herein which occurs prior to the Closing.

            (j) Neither the Company nor any of its employees or other persons directly or indirectly affiliated with it will engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.

            (k) The Company acknowledges that the representations, warranties, agreements, undertakings and acknowledgments are made by the Company with the intent that they be relied upon by each Investor in determining whether to invest in the Preferred Stock.

            7. CONDITIONS OF INVESTOR OBLIGATIONS. The Investor's obligations under this Agreement are subject to the accuracy of the representations and warranties of the Company made in Section 5 hereof in all material respects, to the performance by the Company of its other obligations under this Agreement to be performed at or prior to the Closing and to the following further conditions:

            (a) At the Closing, the Investor will have received the favorable opinion of counsel to the Company, dated the Closing Date and in form and substance satisfactory to the Investor, to the effect that:

                  (i) The Company has been duly organized and is validly
            existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority to own its properties and conduct its business as described in the Reports, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the location of the properties owned or leased by it, as known by such counsel, makes such qualification necessary.


                  (ii) The authorized capital stock of the Company consists of
            1,000,000 shares of preferred stock, par value $1.00 per share, and 10,000,000 shares of Common Stock, par value $.01 per share. The Company has all requisite power and authority to issue, sell and deliver the Preferred Stock in accordance with and upon the terms and conditions set forth in this Agreement; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Preferred Stock has been validly and sufficiently taken. Upon payment by the Investor at the Closing of the purchase price for the shares of Preferred Stock subscribed for hereby, the Preferred Stock (and the Common Stock issuable upon conversion thereof), upon issuance and delivery in the manner described in the Certificate of Designation attached hereto, will be duly authorized, validly issued, fully paid and nonassessable. The Certificate of Designation, in the form attached hereto, has been duly filed with the Secretary of State of the State of Delaware and the resolutions contained therein have been duly adopted by the Board of Directors of the Company. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Certificate of Incorporation, Bylaws or any agreement or other instrument known to such counsel to which the Company is a party except as described in the Reports.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not result in a violation of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any material agreement, indenture or other instrument known to such counsel to which the Company is a party or by which it may be bound, or to which any property of the Company is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree known to such counsel of any court, or any governmental agency or authority having jurisdiction over the Company or its properties, or, to the knowledge of such counsel, result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company. No consent, approval, authorization or other order of any court, governmental agency or authority is required in connection with the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as are contemplated hereunder.


                  (iv) The Company has full legal right, power and authority to enter into this Agreement. This Agreement has been validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto (provided that no opinion need be expressed with respect to the application of equitable principles in any proceeding, whether at law or in equity).


In expressing such opinion, such counsel may state (x) that, as to questions of fact not independently established by such counsel, such counsel has relied on certificates of the Company or its officers and of public officials, (y) that such opinion is limited to the General Corporation Law of the State of Delaware, the laws of the United States and the laws of the state in which such counsel maintains its principal office, and that, in the event such principal office is located outside of Pennsylvania, such counsel has assumed that the laws of the Commonwealth of Pennsylvania are the same as the laws of the state in which such principal office is located and (z) that, when reference is made in such opinion to "knowledge" or to what is "known" to such counsel, such reference means the actual knowledge of only those attorneys who have given substantive attention to the representation of the Company and the preparation and negotiation of this Agreement and the Certificate of Designation attached hereto.

            (b) At the Closing, the Investor will have received a certificate, dated the date thereof and signed by the Chairman of the Board and President of the Company to the effect that:

                  (i) The representations and warranties of the Company in this
            Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) The signer of said certificate has carefully examined the
            Reports and after giving effect to all amendments or supplements thereto, on the Closing Date, such Reports does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

            (c) The Certificate of Designation for the Preferred Stock will have been duly filed with the Secretary of State of the State of Delaware.

            (d) If any of the conditions specified in this Section 7 have not been fulfilled in all material respects when and as required by this Agreement to be fulfilled, the Investor may cancel this Agreement and all its obligations under this Agreement by notifying the Company of such cancellation in writing or by telegram or by facsimile at any time at or before the Closing and any such cancellation will be without liability or obligation of any party to any other party (except in the case of willful breach).

            8. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the accuracy of the representations and warranties of the Investor made in Section 4 hereof in all material respects, to the performance by the Investor of its other obligations under this Agreement to be performed at or prior to the Closing and to the further condition that all other Investors must concurrently make the investments contemplated to be made in connection with this Offering. If any of the conditions specified in this Section 8 have not been fulfilled in all material respects when and as required by this Agreement to be fulfilled, the Company may cancel this Agreement and all its obligations under this Agreement by notifying the Investor of such cancellation in writing or by telegram at any time at or before the Closing and any such cancellation will be without liability or obligation of any party to any other party (except in the case of willful breach).

            9. REGISTRATION RIGHTS.

            (a) "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the shares of Common Stock and the Common Stock into which the Warrants are exercisable (collectively, the "Registrable Securities") have been sold in transactions where the transferee is not subject to securities law resale restrictions and
(ii) the date on which the Registrable Securities (in the opinion of

Investor's counsel) may be immediately sold without registration and free of restrictions on transfer.

            (b) "Registration Statement" means a registration statement of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act.

            (c) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder and pursuant to Rule 415 under the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

            (d) The Company represents and warrants that it meets the requirements for the use of Form S-3 and the Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

            (e) Within ninety (90) days following the Closing Date, the Company will prepare and file a Registration Statement on Form S-3 with the SEC, registering all of the Registrable Securities for resale. To the extent allowable under the Securities Act and the Rules promulgated thereunder, the Registration Statement will include the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable pursuant to this Agreement and/or upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement (and each amendment or supplement thereto) will be provided to, and subject to the reasonable approval of, the Investors and their counsel. The Company will use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable after filing. Such best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. Should the Company receive notification from the SEC that the Registration Statement will receive no action or no review from the SEC, the Company will cause such Registration Statement to become effective within five (5) business days of such SEC notification. Once declared effective by the SEC, the Company will cause such Registration Statement to remain effective throughout the Registration Period.

            (f) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company may not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement.

            10. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein:

                  (i) any untrue statement or alleged untrue statement of a
            material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

                  (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or


                  (iii) any violation or alleged violation by the Company of the
            Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations").

Subject to the restrictions set forth in Section 10(c) with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10(a):

                        (A) will not apply to a Claim arising out of or based
                  upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to this Agreement hereof;


                        (B) with respect to any preliminary prospectus will not
                  inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if a prospectus was timely made available by the Company pursuant to this Agreement; and


                        (C) will not apply to amounts paid in settlement of any
                  Claim if such settlement is effected without the prior written consent of the Company, which consent will not be unreasonably withheld. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors to this Agreement.


            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor, severally and not jointly, agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 10(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 10(b) will not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld; provided further, however, that the Investor will be liable under this Section 10(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration

Statement. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and will survive the transfer of the Registrable Securities by the Investors pursuant to this Agreement. Notwithstanding anything to the contrary contain herein, the indemnification agreement contained in this Section 10(b) with respect to any preliminary prospectus will not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 10 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party will, if a Claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and this indemnifying party will have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 10, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 10 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. The provisions of this Section 10 will survive the termination of this Agreement.

            11. CONTRIBUTION.

            (a) If the indemnification provided for in Section 10 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Investor on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Investor.

            (b) In no event will the obligation of any Indemnifying Party to contribute under this Section 11 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10(a) or 10(b) hereof had been available under the circumstances.

            (c) The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Investors or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Investor or underwriter will be required to contribute any amount in excess of the amount by which (i) in the case of any Investor, the net proceeds received by such Investor from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Investor or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            12. PUBLIC INFORMATION. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (b) Furnish to each Investor so long as such Investor holds
            Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.


            13. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement will be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities or Warrants exercisable into Registrable Securities only if:

                  (a) the Investor agrees in writing with the transferee or
            assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment,

                  (b) the Company is, within a reasonable time after such
            transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned,

                  (c) following such transfer or assignment, the further
            disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws,

                  (d) at or before the time the Company received the written notice contemplated by clause (b) of this Section 13, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein,

                  (e) such transfer will have been made in accordance with the applicable requirements of the Agreement, and

                  (f) such transferee will be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            14. EXPENSES. All reasonable legal expenses of the Investors incurred in connection with this Offering up to a total of $15,000 will be borne by the Company. Subject to the preceding sentence, each party hereto will bear its own legal and other expenses incurred in connection with this Offering.

            15. NOTICES.

            (a) Any notice required to be given or delivered to the Investor will be mailed first class, postage prepaid, return receipt requested, to such Investor's address shown on the signature page hereof.

            (b) Any notice required to be given or delivered to the Company will be mailed first class, postage prepaid, return receipt requested, to:

                    Acrodyne Communications, Inc.
                    516 Township Line Road
                    Blue Bell, PA  19422
                    Attn:  President

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP
                    200 Park Avenue
                    New York, New York  10016
                    Attn:  Stephan H. Haimo, Esq.

            16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties and agreements hereunder will survive execution of this Agreement and delivery of the Preferred Stock.

            17. GOVERNING LAW. This Agreement and the rights and obligations of the parties will be governed by and construed in accordance with the laws of the New York applicable to contracts made and to be performed wholly within that State.

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.

                                    NEWLIGHT ASSOCIATES, L.P.

                                    Name of Subscriber

                                    By:______________________________________
                                       Name:
                                       Title:

                                    Address:
                                    _____________________________________
                                    _____________________________________
                                    _____________________________________


                                    Tax Identification Number:

                                    _____________________________________


The terms of the foregoing
including the subscription
described therein are agreed
to and accepted as of the
date first above written:

ACRODYNE COMMUNICATIONS, INC.

By:________________________________________
   Name:  A. Robert Mancuso
   Title:    Chairman and President

The terms of the foregoing,
insofar as they relate to
S-A Partners, are agreed
to and accepted as of the
date first above written:

S-A Partners

By:________________________________________
   Name:
   Title:

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.

                                    NEWLIGHT ASSOCIATES, L.P.

                                    Name of Subscriber

                                    By:______________________________________
                                       Name:
                                       Title:

                                    Address:
                                    _____________________________________
                                    _____________________________________
                                    _____________________________________


                                    Tax Identification Number:

                                    _____________________________________


The terms of the foregoing
including the subscription
described therein are agreed
to and accepted as of the
date first above written:

ACRODYNE COMMUNICATIONS, INC.

By:________________________________________
   Name:  A. Robert Mancuso
   Title:    Chairman and President

The terms of the foregoing,
insofar as they relate to
S-A Partners, are agreed
to and accepted as of the
date first above written:

S-A Partners

By:________________________________________
   Name:
   Title:

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.

                                    NEWLIGHT ASSOCIATES, L.P.

                                    Name of Subscriber

                                    By:______________________________________
                                       Name:
                                       Title:

                                    Address:
                                    _____________________________________
                                    _____________________________________
                                    _____________________________________


                                    Tax Identification Number:

                                    _____________________________________


The terms of the foregoing
including the subscription
described therein are agreed
to and accepted as of the
date first above written:

ACRODYNE COMMUNICATIONS, INC.

By:________________________________________
   Name:  A. Robert Mancuso
   Title:    Chairman and President

The terms of the foregoing,
insofar as they relate to
S-A Partners, are agreed
to and accepted as of the
date first above written:

S-A Partners

By:________________________________________
   Name:
   Title:

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.

                                    NEWLIGHT ASSOCIATES, L.P.

                                    Name of Subscriber

                                    By:______________________________________
                                       Name:
                                       Title:

                                    Address:
                                    _____________________________________
                                    _____________________________________
                                    _____________________________________


                                    Tax Identification Number:

                                    _____________________________________


The terms of the foregoing
including the subscription
described therein are agreed
to and accepted as of the
date first above written:

ACRODYNE COMMUNICATIONS, INC.

By:________________________________________
   Name:  A. Robert Mancuso
   Title:    Chairman and President

The terms of the foregoing,
insofar as they relate to
S-A Partners, are agreed
to and accepted as of the
date first above written:

S-A Partners

By:________________________________________
   Name:
   Title:

                                    EXHIBIT A

                      [Form of Certificate of Designation]

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS, OF THE

               SERIES A 8% REDEEMABLE CONVERTIBLE PREFERRED STOCK
                        OF ACRODYNE COMMUNICATIONS, INC.

                                ----------------

           (Under Section 151 of the Delaware General Corporation Law)

                                ----------------

            We, A. Robert Mancuso, Chairman of the Board and President, and Martin J. Hermann, Secretary, of Acrodyne Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company") in accordance with the provisions of Section 151 of the General Company Law of the State of Delaware, DO HEREBY CERTIFY:

            That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said Company which was filed in the office of the Secretary of State of the State of Delaware on May 3, 1991, said Board of Directors, acting by unanimous written consent of all non-interested directors, adopted a resolution providing for the authorization of a series of Preferred Stock consisting of 326,530 shares designated Series A 8% Redeemable Convertible Preferred Stock, which resolution is as follows:

            "RESOLVED that, pursuant to Article FOURTH of the Certificate of Incorporation of the Company, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as the Series A 8% Convertible Redeemable Preferred Stock, to consist of 326,530 shares, par value of $1.00 per share, having the designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions as hereinafter set forth:

            1. DESIGNATION. The designation of the Series of Preferred Stock created hereby is Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting such series is 326,530.

            2. RANK.

            (a) The Series A Preferred Stock will, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank prior to all classes of Common Stock of the Company and to each other class of capital stock or series of preferred stock of the Company hereafter created which does not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock. All of such equity securities of the Company to which the Series A Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock."

            (b) The Series A Preferred Stock will, with respect to dividend rights, fights on redemption and rights on liquidation, winding up and dissolution, rank on a parity with any class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Series A Preferred Stock. All of such equity securities of the Company with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Stock." The Series A Preferred Stock will rank junior, and is hereby deemed "Junior Stock" with respect to, the Company's 8% Convertible Redeemable Preferred Stock issued on March 29, 1996.

            (c) The Series A Preferred Stock will, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank junior to each class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks senior to the Series A Preferred Stock. All of such equity securities of the Company to which the Series A Preferred Stock ranks junior are collectively referred to herein as the "Senior Stock."

            3. DIVIDENDS.

            (a) The holders of Series A Preferred Stock will be entitled to receive in preference to the holders of any Junior Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the annual rate of 8% of Liquidation Value (as defined below). Such dividends will be cumulative, will accumulate (whether or not declared) from the date of issuance (the "Issue Date") and will be payable on the last day of each calendar quarter (each such date being a "dividend payment date" and each such quarterly period being a "dividend period"), commencing September 30, 1998. The dividend amount payable in respect of each share of Series A Preferred Stock on each dividend payment date (the "Dividend Amount") will be computed by multiplying the applicable annual percentage rate set forth above by a fraction the numerator of which will be the number of days in the applicable dividend period and the denominator of which will be 365 and multiplying the amount so obtained by the Liquidation Value.

            (b) Dividends with respect to the Series A Preferred Stock may, at the election of the Company, be paid in cash or in kind by the issuance of additional shares of Series A Preferred Stock to the holders entitled hereto. The number of shares of Series A Preferred Stock remitted to the holders in any dividend payment shall be equal to the Dividend Amount divided by the Liquidation Value (as defined in Section 4 below). Notwithstanding anything to the contrary herein, the issuance of shares of Series A Preferred Stock for the payment of dividends shall not require the vote of the holders of Series A Preferred Stock.

            (c) All dividends paid with respect to shares of the Series A Preferred Stock to Section 3(a) hereof will be paid pro rata to the holders entitled thereto.

            (d) Holders of shares of the Series A Preferred Stock will be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Stock.

            (e) Each fractional share of Series A Preferred Stock outstanding (if any) will be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to Section 3(a) hereof.

            4. LIQUIDATION PREFERENCE.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $3.0625 for each share of Series A Preferred Stock outstanding (such amount, as it may be adjusted from time to time to give effect to any stock splits or combinations, recapitalizations or other similar events, the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for the liquidation, dissolution or winding up, before any payment is made or any assets distributed to the holders of any of the Junior Stock.

            (b) Except as provided in Section 4(a) hereof, holders of Series A Preferred Stock will not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and any shares of Parity Stock, then the holders of all such shares will share ratably in accordance with the respective amounts to which the holders of outstanding shares of Series A Preferred Stock and any Parity Stock would be entitled if all amounts payable thereon were paid in full.

            (c) The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock (if any) will be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.

            5. REDEMPTION.

            (a) The Series A Preferred Stock is redeemable, at the option of the Company, at any time and from time to time, at a per share redemption price equal to the Liquidation Value thereof, plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for redemption.

            (b) In the event the Company redeems shares of Series A Preferred Stock, the following procedures will apply:

                  (i) Notice of redemption will be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date on which shares of the Series A Preferred Stock are to be redeemed (any such date, a "Redemption Date"), to all holders of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company. Each such notice will state (a) the Redemption Date, (b) the redemption price and (c) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                  (ii) Notice having been mailed as aforesaid, from and after the redemption date (unless the Company defaults on payment of the redemption price of the shares called for redemption) said shares will no longer be deemed to be outstanding, will have the status of authorized but unissued shares of Series A Preferred Stock and will not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) will cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company so requires and the notice so states), such shares will be redeemed by the Company at the redemption price aforesaid.


            6. CONVERSION.

            (a) Each share of the Series A Preferred Stock is convertible at the option of the holder thereof, at any time and from time to time, into fully paid and non-assessable shares of Common Stock at the conversion price of $3.0625 per share of Common Stock, subject to adjustment pursuant to Section 6(g) below (as the same may be adjusted from time to time, the "Conversion Price"). The number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock will be equal to the quotient of the Liquidation Value divided by the Conversion Price at the time in effect.

            (b) The shares of Common Stock deliverable upon conversion of shares of Series A Preferred Stock will be Common Stock as constituted at the date of conversion.

            (c) Before any holder of Series A Preferred Stock becomes entitled to convert the same into Common Stock, such holder must exercise its option to convert by surrendering the certificate or certificates for such shares of Series A Preferred Stock at the office of the Company (or such office or agency of the Company as it reasonably designates), which certificate or certificates, if the Company so requests, will be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, and will give written notice to the Company that such holder elects so to convert such shares of Series A Preferred Stock, and by stating in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert will be effective on the date completed and will constitute a contract between the holder of such shares of Series A Preferred Stock and the Company, whereby such holder will be deemed to subscribe for the amount of Common Stock which such holder will be entitled to receive upon such conversion and, in satisfaction of such subscription, to deposit the shares of Series A Preferred Stock to be converted and to release the Company from all liability thereunder (except to deliver the shares deliverable upon conversion thereof), and thereby the Company will be deemed to agree that the amount paid to it for such shares of Series A Preferred Stock, together with the surrender of the certificate or certificates therefor and the extinguishment of liability thereof (except as aforesaid), will constitute full payment of such subscription for Common Stock to be delivered upon such conversion.

            (d) The Company will, as soon as practicable after such deposit of certificates for the Series A Preferred Stock accompanied by the written notice and the statement above prescribed, deliver at said office to the holder for whose account such shares of Series A Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates for the number of fall shares of Common Stock to which such holder is to be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion will be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and at the Conversion Price in effect at the date of such surrender; and the person or persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series A Preferred Stock will be treated for all purposes as the record holders of such Common Stock on such date. The Company will not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Company are closed for any purpose; but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed will become effective for conversion immediately upon reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the Conversion Price in effect at the date of such surrender.

            (e) Upon any conversion of shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted will have the status of authorized and unissued shares of the Company's Series A Preferred Stock, and the number of shares of Series A Preferred Stock which the Company has authority to issue will not be decreased by the conversion of shares of Series A Preferred Stock. The Company will at all times reserve and keep available, out of its authorized and unissued stock and solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock as will from time to time be sufficient, in the judgment of its Board of Directors, to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Company will from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if, at any time, the number of authorized shares of its Common Stock remaining unissued is not sufficient to permit the conversion of all of the shares of Series A Preferred Stock then outstanding.

            (f) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Company will not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

            (g) The Conversion Price will be subject to the following adjustments:

                  (i) If, at any time and from time to time after the date
            hereof, the Company issues or sells any shares of Common Stock other than the "Excluded Shares" (as defined in Section 6(h) below), including by way of dividend on any Junior Stock of the Company, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issue or sale of such additional shares, the Conversion Price in effect immediately prior to such issue or sale will be reduced to an amount equal to the quotient determined by dividing:


                        (A) an amount equal to the sum of (x) the product of (1)
                  the total number of shares of Common Stock outstanding immediately prior to the date of such issue or sale of such additional shares, multiplied by (2) the Conversion Price in effect immediately prior to such issue or sale, plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale, by

                        (B) the total number of shares of Common Stock
                  outstanding immediately after such issue or sale.

                  (ii) For purposes of Section 6(g)(i) above, the following
            provisions will also be applicable:

                        (A) In the case of (x) the issue or sale of additional
                  shares of Common Stock for cash, the consideration received by the Company therefor will be deemed to be the amount of cash received by the Company or (y) the issue or sale of additional shares of Common Stock for a consideration other than cash (including services), the amount of the consideration other than cash will be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, in either case without deduction therefrom of any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.


                        (B) In case any shares of Common Stock (or any
                  "Convertible Securities" or "Rights" to purchase Common Stock or Convertible Securities (as defined in subparagraph (C) below)) are be issued in connection with any merger of another Company into the Company, the amount of consideration therefor will be deemed to be the fair value of the assets of such merged Company as determined by the Board of Directors of the Company after deduction therefrom of all cash and other consideration (if any) paid by the Company in connection with such merger.

                        (C) If, at any time and from time to time after the date
                  hereof, the Company issues or grants any rights, warrants or options (collectively, the "Rights") to subscribe for or to purchase Common Stock, or to subscribe for or purchase any indebtedness or shares of stock convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Rights are immediately exercisable or any such Convertible Securities are immediately convertible or exchangeable, and if the price per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Rights plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Rights, plus, in the case of any such Rights exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Rights) is less than the Conversion Price in effect immediately prior to the time of issue or grant of such Rights, then the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Rights will (as of the date of granting of such Rights) be deemed to be issued and outstanding and to have been issued for such price per share.

                        (D) If, at any time and from time to time after the date
                  hereof, the Company issues or sells any Convertible Securities, whether or not such Convertible Securities are immediately convertible or exchangeable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share.

                        (E) In the case of the issuance of shares of Common
                  Stock or Convertible Securities as a stock dividend, the aggregate number of shares of Common Stock or Convertible Securities issued in payment of such dividend will be deemed to have been issued at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend and will be deemed to have been issued without consideration.

                        (F) The number of shares of Common Stock at any time
                  outstanding will exclude all shares then owned or held by or for the account of the Company.

                        (G) For the purposes of this Section 6(g), the term
                  "Common Stock" means (i) the class of stock designated as the common stock of the Company at the date of the adoption of these resolutions or (ii) any other class of stock resulting from successive changes or reclassification of such common stock consisting solely of change in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 6(g), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion becomes entitled to receive any shares of the Company other than shares of its Common Stock, thereafter the number of such other shares so receivable upon conversion of any such share will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
                  Section 6(g), and all other provisions hereof with respect to Common Stock will apply in like terms to any other shares.


            (iii) If at any time, and from time to time after the date hereof, the shares of Common Stock are subdivided into a greater number of shares of Common Stock other than on account of or as a result of a dividend, the Conversion Price in effect immediately prior to such subdivision will, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination will, simultaneously with the effectiveness of such combination, be proportionately increased.

            (iv) In case the Company makes any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or retained earnings, each holder of Series A Preferred Stock will, upon the conversion of such holder's Series A Preferred Stock after the record date for such distribution or, in the absence of a record date, after the date of such distribution receive, in addition to the shares of Common Stock covered by such conversion, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in good faith) which would have been distributed to such holder if such holder had converted such holder's Series A Preferred Stock immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

            (v) If the Conversion Price is adjusted upon the issuance of any Right or any Convertible Securities pursuant to Section 6(g)(ii)(B), 6(g)(ii)(C) or 6(g)(ii)(D), the following will apply:

                  (A) If the purchase price provided for in any such Rights, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, changes or a different purchase price or rate becomes effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Conversion Price then in effect hereunder will forthwith be increased or decreased to such Conversion Price as would have been applicable had the adjustments made upon the granting or issuance of such Rights or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Rights or upon the conversion or exchange of such Convertible Securities and the total consideration received therefor and (2) the granting or issuance at the time of such change of any such Rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price, but in no event will the Conversion Price be increased above what it was prior to the original granting or issuance of such Rights or Convertible Securities.

                  (B) On the expiration of any such Rights, or on the
            termination of any right to convert or exchange any such Convertible Securities, the Conversion Price will forthwith be readjusted to such Conversion Price as would have been applicable had the adjustment made upon the granting or issuance of such Rights or such Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such Rights or upon the conversion or exchange of such Convertible Securities.

                  (C) If the purchase price provided for in any such Rights, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, changes at any time under or by reason of any provision with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Rights or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder will forthwith be decreased to such Conversion Price as would have been applicable had the adjustment made upon the issuance of such Rights or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

            (vi) Whenever the Conversion Price is to be adjusted pursuant to the provisions of this paragraph, the Company will forthwith mail to each holder of Series A Preferred Stock a statement specifying the revised Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Series A Preferred Stock and setting forth in reasonable detail the method of calculation of such adjustment and the facts upon which such calculation is based.

            (vii) Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price will be made if the amount of such adjustment is less than 1% of such price, but in such case any adjustment that would otherwise be required then to be made will be made at the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, will amount to not less than 1% of the Conversion Price.

            (viii) No fractional shares or scrip representing fractional shares will be issued upon the conversion of any share of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof will be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any share of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Conversion Price of the Common Stock on the day of conversion will be paid to such holder in cash by the Company.

            (ix) (A) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another Company, or the sale of all or substantially all of its assets to another Company is to be effected in such a way that holders of Common Stock are to be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions must be made whereby each holder of Series A Preferred Stock will thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon the conversion of the Series A Preferred Stock held by such holder, such shares of stock, securities and assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore issuable upon the conversion of the Series A Preferred Stock held by such holder, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision will be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities and assets thereafter deliverable upon the conversion of Series A Preferred Stock.

                  (B) The Company covenants and agrees that it will not effect any such consolidation, merger or sale unless at the time of or prior to such transaction the purchasing or successor Company or other entity (if other than the Company) expressly assumes all of the liabilities and obligations of the Company hereunder.

            (h) Anything hereinabove to the contrary notwithstanding, no adjustment to the Conversion Price will be made pursuant to Section 6(g) upon:

            (i) the issuance or sale by the Company of any shares of Common Stock or any rights, options, warrants or convertible securities (or any rights or options to purchase convertible securities) pursuant to (A) a redemption or conversion of the Series A Preferred Stock or (B) the exercise, redemption or conversion of any warrants, options, rights or convertible securities issued or outstanding on the Issue Date;

            (ii) the issuance of shares of Common Stock to employees or directors of the Company, the granting of stock options to such employees or directors or the issuance of shares of Common Stock pursuant to the exercise of any such options;

            (iii) the issuance or sale of securities pursuant to the exercise of rights, options or warrants, or conversion or exchange of convertible securities hereafter issued for which an adjustment has previously been made (or was not required to be made) pursuant to the provision of Section 6(g) hereof; and

            (iv) any increase in the number of shares of Common Stock subject to any right, option, warrant or convertible security referred to in paragraph (i), (ii) or (iii) of this Section 6(h) pursuant to the provisions of such right, option, warrant or convertible security designed to protect against dilution.

Any securities referred to in this Section 6(h) as to which no adjustment is required are referred to herein as the "Excluded Shares."

            7. VOTING RIGHTS.

            (a) Except as otherwise required by law, the Series A Preferred Stock and Common Stock are hereby deemed to constitute one class for the purpose of voting or giving consent in lieu of voting on all matters submitted for a vote of the Company's stockholders or as to which such consent is sought. Each holder in whose name shares of Series A Preferred Stock are registered on the record date for determining the holders of Series A Preferred Stock entitled to vote at any meeting of stockholders or adjournment thereof, or to consent to corporate action in writing without a meeting, will be entitled to, at such meeting or with respect to such action, the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock registered in the name of such holder on such record date are convertible.

            (b) The Company will not, without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series A Preferred Stock voting as a separate class, (A) create any Senior Stock or Parity Stock or (B) amend, alter or repeal the Company's Certificate of Incorporation to adversely affect the voting powers, rights or preferences of the Series A Preferred Stock, or (C) for so long as at least 72,500 shares of Series A Preferred Stock are outstanding, issue Common Stock or securities convertible into Common Stock in any offering or series of related offerings to any person or any group (within the meaning of Section 13(d)(3) of the Securities Exchange of 1934) which after the issuance or conversion thereof would represent ten percent (10%) or more of the then outstanding Common Stock (assuming for purposes of such calculation the conversion of all securities and instruments convertible into Common Stock).

            8. PREEMPTIVE RIGHTS.

            For so long as at least 72,500 shares of Series A Preferred Stock are outstanding, in the event of the proposed issuance of Common Stock, or Convertible Securities or Rights (collectively, "Securities"), other than Excluded Shares, the Investor shall have the right, on the same terms as those of the proposal and during a period of thirty (30) days after the Company has given notice to the Investor of such proposed issuance or granting, to purchase a proportion of such Securities, equal to such Investor's proportionate ownership of Common Stock (assuming the conversion of all Series A Preferred Stock and all other Convertible Securities then issued) on a record date to be determined by the Company, not more than thirty (30) days prior to such issuance of granting. The price or prices for such Securities shall not be less favorable than the price or prices at which such Securities are proposed to be offered for sale or granted to others, without deduction of the expenses of and compensation for the sale, underwriting or purchase of such Securities by underwriters or dealers as may be paid by the Company. The provisions of this Section 8 will not apply to the proposed issuance of Securities in a public offering registered under the Securities Act of 1933.

            IN WITNESS WHEREOF, the undersigned have executed this certificate as of September 2, 1998.


                                    ________________________________________
                                    A. Robert Mancuso
                                    Chairman of the Board and President



                                    ________________________________________
                                    Martin J. Hermann
                                    Secretary

                                    EXHIBIT B

                                [Form of Warrant]


                                 Page 45 of 98